Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement (the Amendment”), by and between Mr. Hugo Castro, a resident of the State of Florida (the “Executive”), and Sun American Bancorp, a Delaware corporation and Sun American Bank, a Florida corporation (collectively, the “Company”) is effective as of September 20, 2006.

WHEREAS, reference is made to the Employment Agreement, effective as of June 5, 2006 (the “Agreement”), by and between the Company and the Executive.

WHEREAS, the Company and the Executive mutually agree to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties, hereby amend the Agreement as follows:

1.

Section 2(a) of the Agreement shall be deleted in its entirety and shall be replaced by the following Section 2(a) provision.

“2. Position and Duties

(a)

The Bank shall employ the Executive, and the Executive shall serve, under the title of Managing Director of Sun American Bank. The Executive shall be responsible for overseeing and managing as directed by its President, Chairman and CEO Michael Golden. Executive will be responsible for developing loans, deposits and anything that will result in new business development.”

2.

Section 2(c) of the Agreement shall be amended by deleting the title “Chief Executive Officer” in last line of the section and inserting the title “Managing Director.”

3.

Section 3 of the Agreement shall be amended by adding the following Section 3(b) provision below Section 3(a):

“(b)

The financial terms of Executive’s employment with the bank under the Agreement will continue, for the remainder of the initial term of the Agreement ending December 31, 2006.”

4.

Section 6 of the Agreement shall be amended by changing the reference “three (3) years” to “one (1) year” in the last sentence of the section.

5.

All references in the Agreement to the title of “President” shall be deleted and shall be replaced with the title “Managing Director.”

6.

Capitalized terms used and not otherwise defined herein have the respective meanings assigned thereto in the Agreement.

7.

Except as expressly modified herein, all other terms and conditions of the Agreement will remain in full force and effect and unaffected by the Amendment.

IN WITNESS WHEREOF, the parties have duly executed the Amendment  as of September 20, 2006.

EXECUTIVE

By:	/s/ HUGO CASTRO
Hugo Castro

SUN AMERICAN BANK

By:	/s/ MICHAEL GOLDEN
Name: Michael Golden
Title: Chairman & CEO